 Exhibit 10.1

2018 PARAMETRIC PHANTOM INCENTIVE PLAN

1.                  Purpose of the Plan

The purpose of this Plan is to create a long-term incentive program for key employees of Parametric Portfolio Associates LLC (“Parametric” or the “Company”). Awards under the Plan are intended to attract, retain and motivate key professionals and provide an opportunity for those employees to share in the growth of the Company.

2.                  Definitions

“Annual Valuation” has the meaning ascribed to it in Section 4.3.

“Award” means a grant of Incentive Units made by EVA to a Participant under, and pursuant to the terms of, the Plan.

“Beneficiary” means the person or persons designated in writing, in the form and manner prescribed by EVA, by a Participant to receive payments under the Plan in the event of such Participant’s death or, in the absence of such a designation, such Participant’s estate.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Company” means Parametric Portfolio Associates LLC, a limited liability company in which Eaton Vance Corp. has a controlling interest, indirectly through EVA.

“Disability” or “Disabled” means the inability of a Participant, as determined by EVA, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months. At the request of the Participant or his or her personal representative, EVA’s determination that the Disability of the Participant has occurred shall be certified by two physicians mutually agreed upon by such Participant, or his or her personal representative, and the Company and failing such independent certification (if so requested by the Participant), the Participant’s termination shall be deemed a termination by the Company without cause and not a termination by reason of the Participant’s Disability.

“EVA” means Eaton Vance Acquisitions, a Delaware partnership.

“EVC Omnibus Plan” means the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended, or any similar successor plan.

“Fair Market Value” means, with respect to a Unit, the market value of one Unit as of a Valuation Date, as determined by EVA in accordance with Section 4.3.

“Fiscal Year” means the period November 1 through October 31.

“Grant Date” means the date as of which EVA grants an Award to a Participant, as stated in the applicable Award agreement.

“Incentive Unit” means the right to receive, upon vesting of such Incentive Unit, an amount equal to the then Fair Market Value of such portion of a Unit as is determined under this Plan and the applicable Award agreement. Each Unit is represented by 100 Incentive Units.

“Interim Valuation” has the meaning ascribed to it in Section 4.3.

“Operating Agreement” means the Operating Agreement of Parametric Portfolio Associates LLC as it may be amended from time to time.

“Participant” means a person who is eligible to participate in the Plan and to whom an Award has been granted pursuant to the Plan, and shall include, to the extent relevant in the context, a Participant’s Beneficiary.

“Plan” means this 2018 Parametric Phantom Incentive Plan, as it may be amended from time to time.

“Unit” means a unit of Parametric Portfolio Associates LLC as described in the Operating Agreement.

“Valuation Date” means the first day of a Fiscal Year or such other dates as may be determined by EVA.

“Vesting Date” means a date after the Grant Date upon which all or a portion of an Award vests.

3.                  Eligibility

All of the Company’s employees are eligible to be granted Awards under the Plan.

4.                  Administration and Delegation

4.1.            Administration of the Plan. The Plan will be administered by EVA as the majority owner of Parametric Portfolio Associates LLC. EVA shall have authority to grant Awards (subject to the approval of the Compensation Committee of the Board of Directors of Eaton Vance Corp. of the corresponding grant of an Other Stock-Based Award (as defined in the EVC Omnibus Plan) under the EVC Omnibus Plan contemplated by Section 5.3 hereof) and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan it shall deem advisable. EVA may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by EVA shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No person acting pursuant to the authority delegated by EVA shall be liable for any action or determination relating to or under the Plan made in good faith.

4.2.            Appointment of Committees. To the extent permitted by applicable law, EVA may delegate any or all of its powers under the Plan to one or more committees.

4.3.            Determination of Fair Market Value.

(a)        Annual Valuations. EVA shall in good faith determine the Fair Market Value of a Unit as of the first day of a Fiscal Year by utilizing an annual appraisal, conducted by an independent third party within a reasonable period prior to or closely following the first day of such Fiscal Year. The annual appraisal will utilize two valuation techniques: a discounted earnings model and the guideline company method. These two valuation methodologies will utilize appropriate discount rates as well as relevant investment management industry market multiples. EVA shall review the results of such annual appraisal and, in its discretion, make such adjustments thereto in determining the Fair Market Value, with the Fair Market Value for a Unit as of the first day of such Fiscal Year to be set forth in an annual report to Participants of the Plan (the “Annual Valuation”). The Annual Valuation shall be final and binding on EVA, the Company and any Participant (or Beneficiary), subject to the dispute resolution procedure listed in Section 4.3(c).

(b)       Interim Valuations. In the case of death or Disability of a Participant, or at other times in EVA’s sole discretion, EVA may establish an interim Valuation Date in order to facilitate prompt payment following death or Disability, or to facilitate additional Awards. EVA shall in good faith determine the Fair Market Value of a Unit as of an interim Valuation Date which determination may be made utilizing the method described in Section 4.3(a) or any other reasonable method as determined by EVA in its sole discretion, and shall issue a report to the affected Participant (or his or her Beneficiary) setting forth the interim valuation (the “Interim Valuation”). The Interim Valuation shall be final and binding on EVA, the Company and any Participant (or Beneficiary), subject to the dispute resolution procedure listed in Section 4.3(c).

(c)       Disputes. If a Participant disagrees with the Fair Market Value of a Unit set forth in the Annual Valuation (or an affected Participant or Beneficiary disagrees with the Fair Market Value of a Unit set forth in the Interim Valuation), the Participant may dispute such Fair Market Value by notifying EVA within 30 days of the distribution of such Annual Valuation (or Interim Valuation) and providing at the Participant’s or Beneficiary’s expense an alternative appraisal of a Unit prepared by a nationally recognized valuation firm within 120 days of the distribution of the Annual Valuation (or Interim Valuation). EVA and the Participant shall then jointly select an arbitrator that is recognized as a valuation expert to determine the Fair Market Value of a Unit based on the appraisals obtained by each and such other information that either deem relevant. The cost of the arbitrator will be shared equally between the Company and the Participant. The arbitrator’s determination shall be binding on EVA and the Participant but only with respect to Incentive Units held by the Participant. This Section shall govern the resolution of disputes about the Annual Valuation (or Interim Valuation).

4.4.            Changes in Unit Capitalization. In the event of any unit split, reverse unit split, unit dividend, recapitalization, combination of units, reclassification of units, spin-off or other similar change in capitalization or event, or any extraordinary distribution to holders of units, (i)

the number of class of Incentive Units available for grant under the Plan, (ii) the number and class of Incentive Units subject to each outstanding Award, and (ii) the Incentive Unit and per-Incentive Unit provisions of each outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by EVA.

5.                  Incentive Units

5.1.            General. EVA may grant Incentive Units and determine the number of Incentive Units to be covered by each Award.

5.2.            Vesting.

(a)       Unless the applicable Award agreement provides otherwise, each Award of Incentive Units shall vest in accordance with the following schedule (provided the Participant remains an employee of Eaton Vance Corp. or its subsidiaries (as defined in the EVC Omnibus Plan) through the applicable anniversary of the Grant Date):

Anniversary of Grant Date	Incremental Vesting %	Cumulative Vesting %
1	10%	10%
2	15%	25%
3	20%	45%
4	25%	70%
5	30%	100%

(b)       The number of Incentive Units that vest on the Vesting Date will be rounded down to the nearest whole Incentive Unit with any fractional interests vesting at the first time the sum of the fractional interests equals one Incentive Unit.

(c)       An Award (to the extent unvested) shall fully vest (100%) upon death or Disability of a Participant while an employee of Eaton Vance Corp. or its subsidiaries (as defined in the EVC Omnibus Plan).

(d)       Upon a Participant’s termination of employment with Eaton Vance Corp. and its subsidiaries (as defined in the EVC Omnibus Plan) prior to a Vesting Date, all unvested Incentive Units subject to such Award(s) shall be forfeited and cancelled as of the commencement of business on the day after such employment terminates, subject to any action taken under Section 6.7.

5.3.            Settlement. Vested Incentive Units shall be settled through the delivery of a number of shares of non-voting stock of Eaton Vance Corp. having a fair market value equal to (i) (A) the percentage of the Award vesting on such date (determined under Section 5.2 of the Plan, or the applicable Agreement) multiplied by (B) the total number of Incentive Units granted pursuant to the Award multiplied by (C) the Fair Market Value of a Unit as of the Valuation Date coinciding with the applicable Vesting Date (or in the case of vesting by reason of death or Disability, the Fair Market Value of a Unit as of any interim Valuation Date established by EVA pursuant to Section 4.3(b) with respect to such Vesting Date), divided by (ii) 100. Such shares shall be issued under the EVC Omnibus Plan pursuant to an Other Stock-Based Award (as defined in the EVC Omnibus Plan) granted by the Compensation Committee of the Board of Directors of Eaton Vance Corp., and shall be subject to the terms and conditions of such plan. Shares of non-voting stock of Eaton Vance Corp. issuable to a Participant with respect to a Vesting Date will be rounded up or down to the closest number of whole shares, and no fractional shares of non-voting stock of Eaton Vance Corp. will be issued to a Participant.

Delivery of shares shall occur as soon as practical after the applicable Vesting Date, but no earlier than the completion of the Annual Valuation or Interim Valuation, as applicable, and in all events within the applicable 2 ½ month period specified in Treas. Reg. section 1.409A-1(b)(4)(i)(A) (the period ending on the later of the 15th day of the third month following the end of the Participant’s first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of the Company’s first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture).

6.                  General Provisions Applicable to Awards

6.1.            Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be eligible to be earned only by the Participant.

6.2.            Non-U.S. Participants. With respect to any Participant who is employed outside the United States, Awards granted to such Participant shall be subject to such additional terms and conditions as are required by the jurisdiction in which the Participant is performing services or otherwise as required by law.

6.3.            Documentation. Each Award shall be evidenced by a written instrument in such form as EVA shall determine. Each Award agreement may contain terms and conditions in addition to those set forth in this Plan.

6.4.            EVA Discretion. The terms of each Award need not be identical, and EVA need not treat Participants uniformly. EVA may grant future interests, real or phantom, in the Company that dilute the interest of Participants, and no adjustment of outstanding Awards shall be required in such event.

6.5.            Withholding. Withholding and deduction from any settlement made pursuant to Section 5.3 for any federal, state, local or non-U.S. taxes required by law to be withheld shall be made in accordance with the EVC Omnibus Plan.

6.6.            Amendment of Award. EVA may amend, modify or terminate any outstanding Award, provided that the Participant’s consent to such action shall be required unless EVA determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

6.7.            Acceleration. EVA may at any time provide that any Awards shall become immediately vested and settled in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; provided, that such acceleration is permitted or required by Section 409A of the Code.

7.                  Miscellaneous

7.1.            No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award agreement.

7.2.            No Rights as Member. No Participant shall have any rights as a member of the Company for any purpose with respect to any Incentive Units associated with an Award.

7.3.            Effective Date and Term of Plan. The Plan shall become effective upon adoption by EVA following approval of the Plan by the Compensation Committee of the Board of Directors of Eaton Vance Corp. and shall continue until terminated by EVA in accordance with Section 7.4, provided that Awards granted prior to such termination date may remain outstanding.

7.4.            Amendment or Termination of Plan. EVA may amend, suspend or terminate the Plan or any portion thereof at any time, subject, in the case of amendments, to approval of the Board of Directors of Eaton Vance Corp. or the Compensation Committee thereof, provided that the Participants’ consent to such action shall be required unless EVA determines that the action, taking into account any related action, would not materially and adversely affect the Participants.

7.5.            Priority of Participant Claims. Unless otherwise determined by EVA, the Plan shall be unfunded and shall not create (or be construed to create) a trust. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of being granted an Award under the Plan, such right (unless otherwise determined by EVA) shall be no greater than the right of an unsecured general creditor of the Company.

7.6.            Authorization of Sub-Plans. EVA may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. EVA shall establish such sub-plans by adopting supplements to this Plan containing (a) such limitations on EVA’s discretion under the Plan as EVA deems necessary or desirable and (b) such additional terms and conditions not otherwise inconsistent with the Plan as EVA shall deem necessary or desirable. All supplements adopted by EVA shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not the subject of such supplement.

7.7.            Compliance with Code Section 409A. This Plan is intended to comply with Section 409A of the Code relating to nonqualified deferred compensation (by reason of providing for compensation that is exempt) and all terms used herein shall be interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any of its officers, directors, employees, agents or affiliates shall have any liability if an Award hereunder does not comply with Section 409A of the Code.

7.8.            Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the conflict of law rules thereof.

Adopted and approved by EVA on January 10, 2018.